UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

BFC Financial Corporation (“BFC”) and BBX Capital Corporation (“BBX Capital”), formerly BankAtlantic Bancorp, Inc., announced the dismissal with prejudice of the In Re: BBX Capital Corporation Litigation. This litigation, a purported class action against BFC, BBX Capital and the members of BBX Capital’s Board of Directors, was brought challenging the fairness of the proposed merger between BFC and BBX Capital and seeking an injunction to block the transaction. The Circuit Court of the 17th Judicial Circuit for Broward County, Florida denied plaintiff’s motion for class certification and dismissed the case with prejudice on November 5, 2014. Approximately 97% of the BBX Capital shareholders and 86% of the minority shareholders represented at the shareholders’ meeting to approve the transaction voted in favor of the merger.

The merger remains subject to certain closing conditions, including the listing of BFC’s Class A Common Stock on a national securities exchange (or interdealer quotation system of a registered national securities association). BFC and BBX Capital do not currently anticipate that the merger will be consummated prior to the first quarter of 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION

Date: November 10, 2014	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release